UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2006

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30881	36-4088644
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

233 North Michigan, 22nd Floor, Chicago, Illinois 60601

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (312) 482-9006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2006, Click Commerce, Inc. (the “Company”) announced the employment of David B. Arney as the Company’s Chief Financial Officer effective May 8, 2006. The following paragraph sets forth the material terms of his employment arrangement with the Company contained in the Offer Letter of Employment with the Company, dated May 8, 2006 (the “Offer Letter”). A copy of the Offer Letter is attached hereto as Exhibit 10.21 and incorporated herein by reference.

Pursuant to the terms of the Offer Letter, Mr. Arney will receive a $200,000 annual salary, and, subject to the approval of the Board of Directors of the Company, Mr. Arney will receive an award of 40,000 stock options, vesting over a three year period in equal installments. The stock option award will be made pursuant to the Company’s Amended and Restated Click Commerce, Inc. Stock Option and Stock Award Plan. Mr. Arney is entitled to participate in the Company’s annual bonus plan, and he is eligible to receive up to 50% of his base salary, subject to the Company’s performance and his individual performance. Mr. Arney is eligible to receive medical, dental and vision insurance; $50,000 of life insurance, short-term insurance and long-term disability insurance; and three weeks of vacation each calendar year. Mr. Arney is also eligible to participate in the Company’s 401(k) program. The offer of employment is contingent upon the results of a background check.

As the Chief Financial Officer of the Company, Mr. Arney is eligible to receive, an annual education allowance of $10,000 and $3,000 reimbursement for professional fees. Additionally, Mr. Arney is eligible to receive up to 12 months of salary and health benefits if his employment is terminated without cause.

Item 2.02               Results of Operations and Financial Condition

On May 9, 2006, the Company issued a press release announcing financial results for the quarter ended March 31, 2006.  A copy of this release is attached hereto as Exhibit 99.1.

The press release includes “non-GAAP financial measures” within the meaning of Regulation G adopted by the Securities and Exchange Commission. With respect to such non-GAAP financial measures, the Company has disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and has provided a reconciliation of such non-GAAP financial measure to the most directly comparable GAAP financial measure.  The Company’s management uses these measures for planning and forecasting its future business as well as analyzing such forecasts against past performance.  In addition, excluding these charges enhances the Company’s understanding of trends developing in its operations as well as its performance in its market and against its competitors. The Company’s management believes that providing specific financial information on the cost of such measures, as well as providing non-GAAP net income measures that exclude such charges, best allows investors to understand the Company’s ongoing business activities during the quarter. The Company’s management believes that inclusion of certain non-GAAP financial measures provides comparability to similar companies in the Company’s industry, most of which present similar non-GAAP financial measures to investors. The non-GAAP financial measures should not be considered as a substitute for, or preferable to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP financial measures used by others.

The information in this Form 8-K that is furnished under “Item 2.02.  Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02                                             Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2006, Click Commerce, Inc. (the “Company”) announced the election of David B. Arney as the Company’s Chief Financial Officer, effective May 8, 2006. Mr. Arney, 43, served as the Chief Financial Officer from October 2001 to February 2006, Senior Vice President of Operations from July 2003 to February 2006 and the Secretary from November 2003 to December 2005 of Q Interactive, Inc. (formerly known as CoolSavings, Inc.) . Prior to his service at Q Interactive, Inc., Mr. Arney served as the Director of Worldwide Finance at eLoyalty Corporation from September 1999 to September 2001. From July 1990 through September 1999, Mr. Arney held positions of increasing responsibility at TransUnion, LLC, where he was most recently Division Controller of the Credit Reporting Division.

Michael W. Nelson, who has served as Chief Financial Officer and Treasurer since August 2002, remains as the Company’s Vice President Mergers and Acquisitions.

Mr. Arney is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.21	Offer Letter of Employment for Mr. David Arney, dated May 8, 2006
99.1	Press release issued by Click Commerce, Inc. on May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

Date: May 9, 2006
/s/ John M. Tuhey
Name: John M. Tuhey
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.21	Offer Letter of Employment for Mr. David Arney, dated May 8, 2006
99.1	Press release issued by Click Commerce, Inc. on May 9, 2006.